EXHIBIT 1

GOVERNMENT OF JAMAICA

U.S.$ 150,000,000 8.00% AMORTIZING NOTES DUE 2039

UNDERWRITING AGREEMENT

October 3, 2007

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The Government of Jamaica (the “Issuer”) proposes to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) U.S.$ 150,000,000 principal amount of its 8.00% Amortizing Notes due 2039 (the “Securities”). The Securities will be issued pursuant to the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of June 20, 2002, among the Issuer, Deutsche Bank Trust Company Americas, as fiscal agent, principal paying agent and registrar, and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent, as supplemented by a supplemental fiscal agency agreement to be dated as of October 11, 2007. The Securities will be issued in a reopening of the U.S.$ 350,000,000 principal amount of 8.00% Amortizing Notes due 2039 of the Issuer, issued on March 15, 2007, pursuant to the Fiscal Agency Agreement (the “March 2007 Notes”). The Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the March 2007 Notes. Capitalized terms used but not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Fiscal Agency Agreement.

The Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (No. 333-136480) and related preliminary prospectuses for registration under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, as amended as of the date of this Underwriting Agreement, and including all exhibits thereto, shall be referred to as the “Registration Statement”, including any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined herein). Such term shall also include any information deemed to be included in the Registration Statement at each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C of the Securities Act.

The prospectus included in the Registration Statement in the form filed with the Commission, as amended or supplemented to the date of this Underwriting Agreement, but excluding any amendments or supplements related solely to an offering of a specific series of securities other than the Securities, is hereinafter referred to as the “Basic Prospectus”. The term “Preliminary Prospectus” shall refer to any preliminary form of the Prospectus used in connection with the offering and sale of the Securities (the “Offering”), including, without limitation, the Basic Prospectus and any preliminary prospectus supplement. The final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the “Rules and Regulations”), specifically relating to the Securities is referred to as the “Prospectus Supplement.” The Basic Prospectus together with the Prospectus Supplement is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) of the Rules and Regulations, and prior to the termination of the Offering.

The term “General Disclosure Package” shall refer to the Preliminary Prospectus and the General Use Free Writing Prospectus(es) (as defined below), considered together. The term “Issuer Free Writing Prospectus” shall refer to any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) of the Rules and Regulations. “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement. The term “Limited Use Free Writing Prospectus” shall refer to any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

The term “Applicable Time” shall refer to 2:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Issuer and the Underwriter.

The Issuer hereby agrees with the Underwriter as follows:

1.	The Issuer agrees to issue and sell the Securities to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Issuer U.S.$ 150,000,000 principal amount of Securities, at a price (the “Purchase Price”) equal to 97.500% of the principal amount plus accrued interest, if any, from September 15, 2007 to the date of payment and delivery.

The Issuer confirms that the Underwriter intends (a) to offer the Securities pursuant to Schedule B of the Securities Act as soon after this Agreement has become effective as in the judgment of the Underwriter is advisable and (b) initially to offer the Securities upon the terms set forth in the Prospectus.

The Issuer confirms that it has authorized the Underwriter, subject to the restrictions set forth below, to distribute copies of the Preliminary Prospectus and the Prospectus in connection with the offering of the Securities.

The Issuer acknowledges that in connection with the offering of the Securities: (a) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Issuer or any other person, (b) the Underwriter owes the Issuer only those duties and obligations set forth in this Agreement and (c) the Underwriter may have interests that differ from those of the Issuer. The Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

2.	The Underwriter hereby agrees that it has not offered, sold or delivered, and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any other material relating to the Offering, the Securities or the Issuer, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

The Underwriter represents and agrees that, unless it has obtained or will obtain the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act.

The Underwriter may, for its own account and to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including without limitation, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriter shall act as principal and not as agent of the Issuer and any loss resulting from stabilization will be borne, and any profit arising from the same shall be retained, by the Underwriter. The Underwriter is not required to engage in these activities, and may end these activities at any time.

3.	Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (the “Underwriter’s Counsel”), or at such other place as shall be agreed upon by you and the Issuer, at 10:00 a.m., New York City time, on October 11, 2007 or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Issuer (such time and date of payment and delivery being herein called the “Closing Date”).

Payment for the Securities shall be made to or upon the order of the Issuer of the purchase price by wire transfer in Federal (same day) funds to the Issuer or as directed by the Issuer upon delivery of certificates for the Securities to the Underwriter through the facilities of the Depository Trust Company for the account of the Underwriter. Certificates for the Securities to be delivered to the Underwriter shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least one business day before the Closing Date. The Issuer will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

As compensation to the Underwriter for its commitments hereunder, the Issuer will pay, or cause to be paid, to the Underwriter, underwriting and selling commissions in the aggregate amount of 0.03% of the principal amount of the Securities to be delivered by the Issuer hereunder on the Closing Date. Such compensation shall be deducted from the Purchase Price payable for the Securities as provided in this Section 3.

4.	Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuer hereby agrees to pay all costs and expenses, subject to the following, incident to the performance of the obligations of the Issuer hereunder, including the following: (a) the fees, disbursements and expenses of the Issuer’s counsel in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the filing of the Registration Statement and the preparation, printing and filing of any amendments and supplements thereto, (b) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(f) hereof, including the reasonable fees and disbursements of Underwriter’s Counsel in connection with such qualification and in connection with the Blue Sky survey, (c) all travel expenses of the Issuer’s officials and any other expense of the Issuer incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (d) the filing fees incident to, and the reasonable fees and disbursements of Underwriter’s Counsel in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (e) the ongoing cost and charges of any fiscal agent, paying agent, transfer agent or registrar relating to the Securities, (f) all initial fees and expenses in connection with admission for trading of the Securities on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, (g) the initial cost and charges of any fiscal agent, paying agent, transfer agent or registrar relating to the Securities and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 10 hereof, the Underwriter will pay (i) the fees of its counsel and (ii) the cost of printing and producing the Prospectus, this Agreement, the Fiscal Agency Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities.

5.	The Issuer represents and warrants to the Underwriter that:

(a)	The Issuer meets the requirements for use of Schedule B under the Securities Act. The Issuer is a “seasoned foreign government” and has filed with the Commission the Registration Statement under the Securities Act that has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Issuer’s knowledge, threatened by the Commission.

(b)	(i) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, at the Applicable Time and at the Closing Date, the Registration Statement, complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) when any related Preliminary Prospectus or the Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) was first filed with the Commission and at the Closing Date, such Preliminary Prospectus and the Prospectus complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time and at the Closing Date, neither (A) the General Disclosure Package, nor (B) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include, respectively, any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Limited Use Free Writing Prospectus or the Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Issuer by the Underwriter specifically for use therein (“Underwriter’s Information”).

(c)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Issuer notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(d)	The Issuer has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 6(f) below. The Issuer will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) of the Rules and Regulations.

(e)	The Issuer is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), including, without limitation, for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Securities as contemplated by the Registration Statement.

(f)	Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the condition (economic, fiscal or financial) of Jamaica.

(g)	The Issuer has full power and authority through its officials (who have been duly authorized) to execute and deliver each of this Agreement and the Fiscal Agency Agreement (together, the “Agreements”) and all other documents and instruments to be executed and delivered by it hereunder and thereunder, to issue the Securities, to undertake and to perform the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof.

(h)	The execution, delivery and performance by the Issuer of the Agreements and all other documents and instruments to be executed and delivered by it hereunder and thereunder, and the issuance of the Securities have been, or as of the Closing Date will have been, duly authorized by all necessary governmental or other action.

(i)	The Securities to be sold by the Issuer pursuant to the Prospectus have been duly authorized by the Issuer and, when duly executed, issued and delivered by the Issuer against payment therefor and authenticated pursuant to the Fiscal Agency Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

(j)	Each of the Agreements has been duly authorized by the Issuer and, when duly executed and delivered by the Issuer and the other parties thereto, will constitute the legal, valid and binding agreement of the Issuer, and will be enforceable in accordance with its terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and each of the Agreements conforms in all material respects to the description thereof contained in the Prospectus.

(k)

There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Issuer, nor any provision of any contract, agreement or instrument to which the

Issuer is a party, that would be contravened or breached, or under which a default would arise or a moratorium in respect of any obligations of the Issuer would be effected, as a result of the execution and delivery of any of the Agreements, or any other document or instrument to be executed and delivered by the Issuer hereunder or thereunder, the issue of the Securities as contemplated herein and in the Prospectus or as a result of the performance or observance by the Issuer of any of the terms of the Agreements, the Securities or any such document or instrument to be executed or delivered hereunder and thereunder; which contravention, breach or default would, individually or in the aggregate, have a material adverse effect on the financial, economic or fiscal condition of the Issuer or its ability to perform its obligations under the Agreements or the Securities or which is otherwise material to the rights of the holders of the Securities or which would give rise to any liability on the part of the Underwriter.

(l)	No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Jamaica is required for (i) the due execution, delivery and performance by the Issuer of any of the Agreements, any of the other documents and instruments to be executed and delivered by the Issuer hereunder and thereunder, (ii) the validity or enforceability against the Issuer of any of the Agreements, any such document or instrument to be executed and delivered by it hereunder and thereunder or the Securities or (iii) the issue, sale, delivery or admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, of the Securities or for the consummation of the other transactions contemplated by the Agreements or the Securities other than the directions, orders, notices and declarations made by the minister with responsibility for finance (the “Minister of Finance and Planning”) as set forth in Section 7(i) of this Agreement, all of which have been obtained and are in full force and effect or will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date. The issuance of the Securities and the transactions contemplated thereby do not and will not exceed the limitation on borrowing contained in, or otherwise violate, the Loan Act, 1964, as amended. For purposes of this Agreement, “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or other statutory body or juridical entity of the Issuer or any political subdivision thereof.

(m)	The actual and estimated expenditures for the fiscal years ended 2006 and 2007 incorporated by reference to the Registration Statement or any amendment thereof or supplement thereto have been prepared in good faith and are based upon assumptions which, in the light of the circumstances under which they were made, are reasonable.

(n)

It is not necessary for the legality, validity, enforceability or admissibility of evidence of any Agreement or the Securities that they be filed, recorded or enrolled with any court or authority in Jamaica or that a stamp, registration or similar tax in Jamaica be paid on or in relation to them once the Minister of Finance and Planning remits the stamp duty on the

Agreements and the Securities pursuant to section 80B of the Stamp Duty Act, which remission will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date, nor will it be necessary for the Underwriter or the parties to the Fiscal Agency Agreement to register themselves for the purpose of taking any legal or other measures to enforce any Agreement or the Securities in Jamaica.

(o)	This Agreement, each other Agreement to be executed and delivered by the Issuer and the Securities are in proper legal form under the laws of Jamaica for the enforcement thereof in Jamaica against the Issuer.

(p)	Except as described in the General Disclosure Package and the Prospectus (as of its date and not as amended or supplemented), neither the execution, delivery and performance of each of the Agreements nor the issuance of the Securities will result in the creation of any Lien upon or with respect to any of the Issuer’s properties or revenues which does or will secure or provide for the payment of Debt of any Person. For purposes of this Agreement, “Debt” means, for any Person, the following (whether outstanding on the date of this Agreement or at any time thereafter): (i) all indebtedness of such Person for borrowed money, or for the deferred purchase price of property or services if and to the extent that the obligation to pay such purchase price is evidenced by an instrument, (ii) all reimbursement obligations of such Person under or in respect of letters of credit or banker’s acceptances, (iii) all obligations of such Person to repay deposits with or advances to such Person, (iv) all obligations of such Person (other than those specified in clauses (i) and (ii) above) evidenced by bonds, debentures, notes or other similar instruments, and (v) all direct or indirect guarantees, endorsements and similar obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in clause (i), (ii), (iii) or (iv) above; “Lien” means any lien (other than any lien arising by operation of law), pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with or from the proceeds of, any asset or revenues of any kind; “Person” means an individual, corporation, partnership, association, joint stock issuer, joint venture, trust, unincorporated organization or any other juridical entity or a sovereign state or government or any agency or political subdivision thereof.

(q)	No event has occurred or circumstance arisen that, had the Securities been issued on the date hereof, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitutes an Event of Default.

(r)

The Issuer’s obligations under the Agreements and the Securities are commercial in nature and are subject to civil and commercial law. The execution and performance of the Agreements and the issuance of the Securities by the Issuer constitute private and commercial acts. The waiver of immunity by the Issuer contained in this Agreement, the Securities and in the other Agreements and the appointment of the Process Agent in this Agreement, the Securities and in the Fiscal Agency Agreement, the consents by the Issuer to the jurisdiction of the courts specified in this Agreement, the Securities and in the Fiscal Agency Agreement and the provisions that the law of the State of New York shall govern this Agreement, the Securities and the Fiscal Agency Agreement are irrevocably binding on the Issuer.

(s)	There is no pending or, to the knowledge of the Issuer after reasonable inquiry, threatened legal action or proceeding affecting the Issuer, other than the proceedings referred to in the Prospectus under the caption “Jamaica—Legal Proceedings,” that (i) is reasonably likely individually or in the aggregate to have a material adverse effect on the economic, fiscal or financial condition of the Issuer or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the Securities.

(t)	The obligations of the Issuer under the Securities are or will at all times on and following the Closing Date be supported by the full faith and credit of Jamaica and are or will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated obligations of the Issuer that will rank pari passu without preference among themselves and the payment obligations of the Issuer under the Securities will at all times rank at least pari passu with all other present and future general, direct, unsecured and unsubordinated External Indebtedness of the Issuer.

(u)	The Issuer is a member of, and eligible to use the general resources of, the International Monetary Fund.

(v)

There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican governmental, revenue or taxing authority or agency on or by virtue of the execution, delivery or performance by the Issuer of any Agreement, any of the other documents or instruments to be executed and delivered by the Issuer hereunder or thereunder, the issuance or delivery of the Securities, the enforcement hereof or thereof against the Issuer, or any payment to be made by the Issuer pursuant hereto or thereto other than pursuant to the Income Tax Act, the Transfer Tax Act, and the Stamp Duty Act. On or prior to the Closing Date, the Issuer will obtain from the Minister of Finance and Planning an Order made under section 12(m) of the Income Tax Act exempting income tax on all interest and Additional Amounts paid under the Securities (other than payments to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially), a Notice under section 80B of the Stamp Duty Act remitting stamp duty on the Agreements and the Securities and on transfers of the Securities or of beneficial interests in the Securities, and a Notice under section 46 of the Transfer Tax Act remitting transfer tax on transfers of the Securities or of beneficial interests in the Securities, and the Issuer will obtain from the

Commissioner of Taxpayer Audit and Assessment written authority under the Income Tax Act to pay all interest and Additional Amounts under the Securities without deducting therefrom any sum on account of income tax (other than to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially), each of which shall be in full force and effect on the Closing Date.

(w)	Neither the Issuer nor any of its affiliates has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate their sale or resale.

(x)	There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which that not been so described or filed.

6.	The Issuer covenants and agrees with the Underwriter as follows:

(a)	The Issuer will notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor or pursuant to Section 8A of the Securities Act, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Issuer will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)	The Issuer will (i) prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Underwriter, which approval shall not be unreasonably withheld, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(c)	The Issuer will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Issuer with the Commission under Rule 433 of the Rules and Regulations unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to concurrent or prior delivery of a prospectus, timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter or the Issuer being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)	The Issuer will file the term sheet attached hereto as Exhibit I (the “Final Term Sheet”) as an Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations prior to 5:30 p.m. (New York time) two business days after the date hereof.

(e)	The Issuer will promptly deliver to the Underwriter and Underwriter’s Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Issuer will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriter may reasonably request. Prior to 10:00 a.m., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Issuer will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request.

(f)	Promptly from time to time, the Issuer will use its reasonable best efforts to take such action as the Underwriter may reasonably request to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions in the United States as the Underwriter shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as the Underwriter shall reasonably request.

(g)	During the period of three years from the effective date of the Registration Statement, the Issuer shall furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to holders of the Securities, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports furnished to or filed with the Commission or the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and (ii) such additional public information concerning the condition (economic, fiscal or financial) of Jamaica as the Underwriter may from time to time reasonably request.

(h)	The Issuer shall cause the net proceeds from the sale of the Securities to be applied as set forth in the Prospectus under “Use of Proceeds.”

(i)	If at any time when a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) of the Rules and Regulations) relating to the Securities is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the opinion of internal or external counsel of the Underwriter or the Issuer, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of internal or external counsel of the Underwriter or the Issuer, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement or to supplement the Prospectus Supplement to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Issuer will notify the Underwriter promptly and prepare and file with the Commission and furnish to the Underwriter either (i) an appropriate amendment or supplement to the Registration Statement or Prospectus Supplement (in form and substance satisfactory to you) which will correct such statement or omission or (ii) if the Issuer so elects a Form 18-K pursuant to the Exchange Act, as amended, or an amendment thereto which will correct such statement or omission; provided, however, that if any such amendment or supplement is required to be prepared and filed after the expiration of nine months after the time of issue of the Prospectus, the Underwriter shall reimburse the Issuer for its reasonable and documented costs and expenses (including, without limitation, all reasonable fees and expenses of counsel, auditors and printing fees) in connection with supplying the Underwriter with copies thereof.

(j)	If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the opinion of internal or external counsel of the Underwriter or the Issuer, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Issuer promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the General Disclosure Package so that in the case of either (i) or (ii) above the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with the Securities Act, the Exchange Act or the Rules and Regulations.

(k)	Without prejudice to its obligations under subsections (a), (e), (i) or (j) above, the Issuer will notify the Underwriter promptly of any change affecting any of its representations, warranties, covenants, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and take such steps as may be reasonably requested by the Underwriter to remedy the same.

(l)	All payments by the Issuer under this Agreement shall be made in dollars, free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law, in which event the Issuer shall pay such additional amounts as will result in the receipt by the recipient of such amounts as would have been received by it if no such withholding or deduction had been required (“Additional Amounts”). In the event that any transaction or payment made pursuant to this Agreement, or in connection with the enforcement of this Agreement, should be subject to any stamp duty, or other issue, transaction, value added or similar tax or duty (including court fees) payable in Jamaica, the Issuer will pay such additional amounts as may be necessary to ensure that the actual amount received equals the amount that would have been received had the payments not been subject to such duty or tax.

(m)	For so long as any Securities remain outstanding, the Issuer shall obtain and keep in full force and effect all authorizations from (including, without limitation, those items referred to in Section 7(i)(iii) of this Agreement), and make and keep in full force and effect all registrations with any Governmental Agency that may be required for the execution, delivery and performance of the Agreements by the Issuer or for the validity or enforceability against the Issuer of the Agreements, and that may be required for the issuance, validity or enforceability of the Securities.

(n)	The Issuer shall use its reasonable best efforts to procure the acceptance of the Securities into the book-entry systems of DTC, Euroclear and Clearstream Luxembourg and the eligibility of the Securities for clearance and settlement through DTC, Euroclear and Clearstream Luxembourg, and shall maintain the same until none of the Securities are outstanding.

(o)	In the event that interest due and payable on the Securities is not paid on the appointed date of payment, the Issuer undertakes that it will take all necessary and appropriate action to provide for the due payment out of the Issuer’s Consolidated Fund of any amount that is not otherwise statutory expenditure charged on the Issuer’s Consolidated Fund.

(p)

The Issuer shall not, during the period beginning on the date hereof and continuing to and including the date that is 60 days following the Closing Date, offer, sell, contract to sell, or otherwise dispose of in any offering targeted to the international capital markets any United States dollar denominated securities of or guaranteed by the Issuer that are similar to the Securities without the prior written consent of the Underwriter, such consent not to be unreasonably withheld. The Underwriter shall, prior to determining whether or not to consent, consult with the Issuer.

(q)	The Issuer confirms that it has made or caused to be made on its behalf an application for the Securities to be admitted for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

(r)	The Issuer agrees to use its reasonable best efforts to maintain such admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, for as long as any of the Securities are outstanding and to pay all reasonable and documented fees and supply all further documents, information and undertakings as may be necessary or advisable for such purpose; provided, however, that if the admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, becomes unduly burdensome or impossible, the Issuer will obtain, and will thereafter use its reasonable best efforts to maintain, a listing for the Securities on such other stock exchange as it may, with the approval of the Underwriter, select.

(s)	The Issuer agrees to supply or arrange to have supplied to the Underwriter or its agent for delivery to the Euro MTF, the alternative market of the Luxembourg Stock Exchange, respectively, copies of the Preliminary Prospectus and the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

7.	The obligations of the Underwriter hereunder to purchase the Securities on the Closing Date are subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)	All necessary foreign regulatory approval has been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Issuer shall have elected to rely upon Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 6(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission.

(b)	(i) The representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the performance by the Issuer of all its obligations and satisfaction of all the conditions on its part to be satisfied at or prior to the Closing Date.

(c)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities or guarantees of the Issuer by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act).

(d)	Since the respective dates as of which information is given in the General Disclosure Package, there shall not have been any adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer that is material in the context of the issue of the Securities, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package.

(e)	On or prior to the Closing Date, there having been delivered to the Underwriter legal opinions, dated the Closing Date, of:

(i)	the Office of the Attorney General of Jamaica, substantially in the form set forth in Exhibit II to this Agreement reasonably satisfactory to the Underwriter.

(ii)	Allen & Overy LLP, U.S. legal advisors to the Issuer, substantially in the form set forth in Exhibit III to this Agreement.

(iii)	Gibson, Dunn & Crutcher LLP, U.S. legal advisors to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(iv)	Hart Muirhead Fatta, Jamaican legal advisors to the Underwriter, substantially in the form set forth in Exhibit IV to this Agreement.

(f)	The execution and delivery by all parties thereto of the Fiscal Agency Agreement and any other agreements necessary for the consummation of the transactions contemplated hereby and thereby on or prior to the Closing Date.

(g)	The Issuer shall have made application to cause the Securities to be admitted for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, prior to the Closing Date.

(h)	The Securities having been accepted for clearance of secondary market trading by DTC, Euroclear and Clearstream Luxembourg.

(i)	On or prior to the Closing Date, there having been delivered to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, the following documents, dated the Closing Date:

(i)	A certificate of the Issuer executed by the Financial Secretary of the ministry with responsibility for finance (the “Ministry of Finance and Planning”) or other senior official of the Ministry of Finance and Planning as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Securities, the Fiscal Agency Agreement and the other instruments and documents to be executed and delivered hereunder and thereunder by the Issuer.

(ii)	A certificate signed by an Authorized Official (as defined below) certifying (A) at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, at the Applicable Time and at the Closing Date, that the Registration Statement did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (B) that when any related Preliminary Prospectus or the Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission and at the Closing Date, such Preliminary Prospectus or Prospectus and any amendments thereof and supplements did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) as of the Applicable Time and at the Closing Date, that neither (x) the General Disclosure Package nor (y) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) as to the effect and continued accuracy of the representation and warranties set forth in subsection (a) of this Section 7 and (E) that all statistical information in the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto is presented on a basis consistent with public official documents of the Issuer; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto of the Underwriter’s Information. For purposes of this Agreement “Authorized Officials” shall mean any one of the Consul General or Deputy Consul General of Jamaica, New York, New York, the Senior Director of the Ministry of Finance and Planning or a Director or other senior officer in the office of the Attorney General of Jamaica.

(iii)	Originals or copies, certified by the appropriate officials of the Government of Jamaica, of the following authorizations, consents and approvals of the Minister of Finance and Planning relating to the issuance of the Securities:

(A)	Loan Act, 1964, as amended

(x)	Direction, signed by the Minister of Finance and Planning or the Financial Secretary of the Ministry of Finance and Planning, dated the Closing Date, specifying that the borrowings by the Issuer shall be deemed to be raised in those countries set out in such Direction.

(y)	Certificate, signed by the Minister of Finance and Planning or the Financial Secretary of the Ministry of Finance and Planning, dated the Closing Date, certifying as to the aggregate loans outstanding under the Loan Act, 1964, as amended, certifying that the Issuer has sufficient borrowing capacity for the issuance of the Securities and that the issuance of the Securities and the transactions contemplated thereby does not and will not exceed the limitation on borrowing contained in, or otherwise violate, the Loan Act, 1964, as amended.

(B)	Loans (Canada, United States of America and Other Specified Countries) Act

(x)	Direction, signed by the Minister of Finance and Planning, dated the Closing Date, specifying that the borrowings by the Issuer shall be deemed to be raised in those countries set out in such Direction.

(y)	Declaration Order, signed by the Minister of Finance and Planning, dated the Closing Date, declaring that the Loans (Canada, United States of America and Other Specified Countries) Act shall be applicable to the borrowings by the Issuer in the countries designated in such Order.

(C)	The Stamp Duty Act

Notice evidencing the remission of stamp duty pursuant to Section 80B of the Stamp Duty Act, signed by the Minister of Finance and Planning.

(D)	The Income Tax Act

Declaration of Exemption Order pursuant to Section 12(m) of the Income Tax Act, signed by the Minister of Finance and Planning.

(E)	The Income Tax Act

Letter from the Commissioner of Taxpayer Audit and Assessment pursuant to Section 40(9) of the Income Tax Act authorizing the Issuer to pay all interest and Additional Amounts under the Securities without deducting therefrom any sum on account of income tax (other than to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially).

(F)	The Transfer Tax Act

Notice evidencing the remission of transfer tax pursuant to Section 46 of the Transfer Tax Act, signed by the Minister of Finance and Planning,

(iv)	Letter from the Process Agent accepting such appointment.

(j)	Prior to the Closing Date, the Issuer shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates or other documents referred to in or contemplated by this Agreement shall not be in all material respects satisfactory in form and substance to the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date.

The Underwriter may, at its discretion, waive compliance with the whole or any part of this Section 7.

8.	The Issuer and the Underwriter agree:

(a)

The Issuer shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter’s Information provided by the Underwriter. This indemnity will be in addition to any liability which the Issuer may otherwise have including under this Agreement.

(b)	The Underwriter shall indemnify and hold harmless the Issuer, its officials and representatives, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter’s Information provided by the Underwriter. This indemnity will be in addition to any liability that the Underwriter may otherwise have including under this Agreement.

(c)

Promptly after receipt by an indemnified party of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 and, in any event, shall not relieve it from any liability that such indemnifying party may have otherwise then on account on this Section 8). The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any person the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and expenses of such counsel related to such proceeding. Except as otherwise provided in this Section 8(c), in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying parties do not diligently defend such action after the assumption thereof or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless (A) such settlement, compromise or consent (x) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (B) the indemnifying parties reaffirm their obligations to the indemnified parties to indemnify such parties pursuant to this Section 8.

(d)

In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to or is insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by a party to this Agreement any contribution received by such party from persons, other than any other party to this Agreement, who may also be liable for contribution) as incurred to which the Issuer and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuer and the Underwriter from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Underwriter shall be deemed to be in the same proportion as (i) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and (ii) the total underwriting discounts and commissions received by the Underwriter, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuer and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within in the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

9.

Notwithstanding anything contained in the Agreement herein, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock

Exchange, the Nasdaq Stock Market or the Euro MTF, the alternative market of the Luxembourg Stock Exchange, (b) trading of any securities of or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities, or (d) (i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis, or any calamity or crisis arising from a change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

Notwithstanding any termination of this Agreement, the provisions of this Section 9 and of Sections 4, 5, 8 and 11 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

10.	This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.	If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Agreement or any condition of the Underwriter’s obligations cannot be fulfilled, the Issuer agrees to reimburse the Underwriter for all out of pocket expenses (excluding the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

12.

The Issuer submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer irrevocably agrees not to claim and irrevocably waives any sovereign or other immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Issuer hereby designates and appoints the Consul General of Jamaica, presently located in New York, New York (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Consul General of Jamaica, presently located in New York, New York as such authorized agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 12 and reasonably satisfactory to the Underwriter. If the Process Agent shall cease to act as agent for services of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the Underwriter of such appointment. The Issuer represents to the Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer hereby authorizes and directs the Process Agent to accept such service. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Issuer in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Underwriter or any person controlling the Underwriter to serve process in any other manner permitted by law.

13.	The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party that is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party that is to receive such payment for the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

14.	This Agreement shall inure to the benefit of and be binding upon the Issuer, the Underwriter, each affiliate of the Underwriter that assists the Underwriter in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail or recorded hand delivery or transmitted by facsimile with telephonic confirmation. Notices to the Underwriter shall be given to: Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Tel: (212) 250-7065, Fax (212) 797-2158, Attention Mareclo Blanco. Notices to the Issuer shall be given to it at Financial Secretary, Ministry of Finance and Planning, 30 National Heroes Circle, Kingston 4, Jamaica, W.I. (Fax: (876) 924-9291).

16.	This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.	This Agreement is made and entered into the State of New York. All negotiations of this Agreement occurred, or were initiated in, the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.

Very truly yours,

GOVERNMENT OF JAMAICA

By:	/s/ Pamella McLaren
Name:	Pamella McLaren
Title:	Senior Director (Acting), Ministry of Finance and Planning

Accepted: October 3, 2007

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Roy Ellis
Name:	Roy Ellis
Title:	Managing Director

By:
Name:	Carlos Mendoza
Title:	Director

SCHEDULE I

GENERAL USE FREE WRITING PROSPECTUSES

Final Term Sheet, attached to this Agreement as Exhibit I

EXHIBIT I

*** FINAL PRICING TERMS OF THE U.S.$ 150,000,000

GOVERNMENT OF JAMAICA 8.00% AMORTIZING NOTES DUE 2039***

ISSUER: The Government of Jamaica

SECURITIES: 8.00 % Amortizing Notes Due 2039

FORMAT: SEC Registered (No. 333 – 136480)

SIZE: U.S.$ 150,000,000 (for a new outstanding amount of U.S.$ 500,000,000)

PROCEEDS TO ISSUER (before expenses and accrued unpaid interest): U.S.$ 146,205,000

FINAL MATURITY DATE: March 15, 2039

SETTLEMENT: October 11, 2007 (T+5)

SPREAD: +341.2 bps vs. UST 4.75% due February 2037

YIELD: 8.224%

UST SPOT: 4.812%

PRICE TO PUBLIC (excluding accrued interest): 97.500%

ACCRUED INTEREST: U.S.$ 866,666.67 (from September 15, 2007 through settlement date of October 11, 2007)

COUPON: 8.000% Per Annum (Payable Semi-Annually)

INTEREST PAYMENT DATES: March 15 and September 15, Beginning March 15, 2008

PRINCIPAL PAYMENT DATES: Principal payments will be made in three equal annual installments on March 15, 2037, March 15, 2038 and March 15, 2039

REDEMPTION: Not redeemable by the Issuer prior to maturity

DENOMS: U.S.$ 100,000 X U.S.$ 1,000

SOLE BOOKS: Deutsche Bank Securities Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DEUTSCHE BANK SECURITIES INC. toll free at 1-800-503-4611.

EXHIBIT II

Opinion of the Office of the Attorney General of Jamaica

1.	The Government of Jamaica has full authority to execute and deliver each of the Underwriting Agreement, the Fiscal Agency Agreement, the Securities and all other documents and instruments to be executed and delivered by the Government of Jamaica thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Government of Jamaica.

3.	The creation and issue of the Securities, and the performance of the obligations thereunder, have been duly authorized by the Government of Jamaica, and when executed, authenticated, issued and delivered pursuant to the Fiscal Agency Agreement, the Securities will have been duly and validly executed, issued and delivered by the Government of Jamaica, and the Securities will constitute the valid and legally binding obligations of the Government of Jamaica enforceable against the Government of Jamaica in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement subject, as to enforcement, to legal and equitable limitations relating to or affecting the enforceability applicable generally to obligations of sovereigns.

4.	The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Government of Jamaica and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid and legally binding obligation of the Government of Jamaica enforceable against the Government of Jamaica in accordance with its terms, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns.

5.

Neither the execution and delivery of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein (a) to my best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to me to which the Government of Jamaica is a party, (b) will conflict with, violate or result in a breach of, the Constitution as amended to the date hereof, or any statutes, laws (including, without limitation, the Loan Act 1964), decrees or regulations of the Government of Jamaica, (c) to my best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which the Government of Jamaica is a party or constitute a default thereunder, or (d) will result in a moratorium being declared by the Government of Jamaica or in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Government of Jamaica under any such treaty, convention, agreement or instrument, which, in the case of clauses (a), (b), (c), or (d) could have a material adverse effect on the financial, economic or fiscal condition of the Government of Jamaica or affect the validity or enforceability of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities.

6.	The statements of law with respect to matters of Jamaican law set forth in the Preliminary Prospectus and the Prospectus as amended or supplemented under the captions entitled “Enforcement of Claims”, “Description of the Debt Securities—Enforcement of Claims” and “ Description of the Debt Securities—Governing Law and Submission to Jurisdiction” are true and correct in all material respects.

7.	All consents, approvals, authorizations, orders registration or qualifications of or with any court or Jamaican Government Agency or other regulatory body in Jamaica for the execution, delivery and performance of the Underwriting Agreement and the Fiscal Agency Agreement and for the execution, issuance, sale and delivery of the Securities or the admission of the Securities for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the consummation by the Government of Jamaica of the transactions contemplated by the Underwriting Agreement, the Fiscal Agency Agreement and the Securities have been obtained and are in full force and effect.

8.	(a) The agreement of the Government of Jamaica and the parties thereto that the Underwriting Agreement, the Fiscal Agency Agreement and the Securities shall be governed by and construed in accordance with, the laws of the State of New York will be recognized and enforced (subject to paragraph 16) herein in the courts of Jamaica in any action or proceeding involving the Government of Jamaica arising out of or relating to the Underwriting Agreement, the Fiscal Agency Agreement or the Securities. (b) (i) The submission of the Government of Jamaica pursuant to Section 12 of the Underwriting Agreement, Section 16.1 of the Fiscal Agency Agreement and Paragraph 13(b) of the Securities to the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York and the Government of Jamaica’s waiver of objection to venue, in respect of any action arising out of or based upon the Underwriting Agreement, the Fiscal Agency Agreement or the Securities and (ii) the appointment of a Process Agent (as defined in the Underwriting Agreement, in the Fiscal Agency Agreement and in the Securities) as its authorized agent for the purposes described in Section 12 of the Underwriting Agreement, Section 16.2 of the Fiscal Agency Agreement and in Paragraph 13(c) of the Securities are each valid and legally binding on the Government of Jamaica. (c) Service of process effected in the manner set forth in Section 12 of the Underwriting Agreement, in Section 16.2 of the Fiscal Agency Agreement and in Paragraph 13(c) of the Securities will be effective, insofar as Jamaican law is concerned, to confer valid personal jurisdiction over the Government of Jamaica to the extent of any action referred to therein and (d) the waiver by the Government of Jamaica of any immunity contained in Section 12 of the Underwriting Agreement, Section 16.4 of the Fiscal Agency Agreement and Paragraph 13(e) of the Securities is valid effective and binding on the Government of Jamaica.

9.

Subject to the provisions of the Stamp Duty Act (the requirements of which provisions are fully met and satisfied by the matters referred to in paragraph 10 hereof), it is not necessary that the Underwriting Agreement, the Fiscal Agency Agreement or the

Securities or any other document be filed, registered, recorded with or executed or notarized before, any court or other authority in Jamaica or that any registration charge or stamp or similar tax be paid on or in respect of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, to ensure the legality, validity, enforcement or admissibility in evidence of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities.

10.	There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican Governmental, revenue or taxing authority or agency on or by virtue of the creation, issuance or delivery of the Securities, the execution, delivery or performance by the Issuer of the Underwriting Agreement and the Fiscal Agency Agreement and the Securities, or the recognition or enforcement thereof, or any payment to be made by the Issuer pursuant thereto, that has not been effectively exempted or waived by the relevant Ministerial instruments referred to in Section 7(i) of the Underwriting Agreement, save and except that the interest and any other income paid under the Securities is taxable as income for residents of Jamaica who own or hold the Securities directly or indirectly or beneficially. The Issuer has obtained a total exemption of income tax on all interest and Additional Amounts paid under the Securities and on all payments under the Securities (other than payments to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially), a total remission of stamp duty on the Agreements and the Securities and on transfers of the Securities or of beneficial interests in the Securities, and a total remission of transfer tax on transfers of the Securities or of beneficial interests in the Securities, and the Minister of Finance and Planning has issued appropriate Orders and Remission Notices under the Income Tax Act, Stamp Duty Act and Transfer Tax Act to such effect, and the Commissioner of Taxpayer Audit and Assessment has authorized the Issuer to pay all interest and Additional Amounts under the Securities (other than payments to residents of Jamaica who own or hold the Notes directly or indirectly or beneficially) without deduction of tax.

11.	The statements in the Preliminary Prospectus and the Prospectus as amended or supplemented under the caption “Taxation — Jamaican Tax Considerations” fairly summarize the provisions of the Jamaican Tax Law described therein.

12.	Other than the arbitration proceedings referred to in the Preliminary Prospectus and the Prospectus under the caption “Legal Proceedings”, there are to the best of my knowledge after due inquiry, no legal actions or proceedings or arbitrations pending to which the Government of Jamaica is party which would individually or in the aggregate have a material adverse effect on the Government of Jamaica ‘s financial, economic or fiscal condition or its ability to perform its obligations under the Underwriting Agreement, the Fiscal Agency Agreement or the Securities or purports to affect the legality, validity or enforceability thereof; and, to the best of my knowledge after due inquiry no such proceedings or actions are threatened.

13.	The Underwriting Agreement, the Fiscal Agency Agreement and the Securities are in the proper legal form under the laws of Jamaica for the enforcement thereof against the Government of Jamaica under the laws of Jamaica and contain no provision which is contrary to law or public policy in Jamaica.

14.	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by you or on your behalf as Underwriter to the Government of Jamaica or to any political subdivision or taxing authority thereof or therein by reason of your being Underwriter in connection with (a) the issuance, sale and delivery by the Government of Jamaica to or for the account of the Underwriter of the Securities or under the Underwriting Agreement or (b) the sale and delivery outside Jamaica by the Underwriter of the Securities to the initial purchasers thereof in the manner contemplated by the Prospectus.

15.	If any judgment of a court outside Jamaica were rendered against the Government of Jamaica in connection with any action arising out of or relating to the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, such judgment could be sued upon in the courts of Jamaica as a valid cause of action; and in any such suit, the Jamaican courts would, if satisfied that:

(a)	the foreign court had competence by virtue of the submission of the Government of Jamaica to jurisdiction of that court at the time at which the action was brought;

(b)	such judgment was final and conclusive;

(c)	such judgment was for a fixed sum (including an award for damages);

(d)	such judgment was not contrary to public policy in Jamaica; and

(e)	such judgment was not obtained by fraud;

grant a judgment which would be enforceable against the Government of Jamaica in Jamaica without any retrial or re-examination of the merits of the original action; save that, execution or attachment can not be issued against the Government of Jamaica. A certificate issued by a court in Jamaica under Section 20(1) of the Crown Proceedings Act is issued whereupon the Ministry with responsibility for finance pays the amount if not subject to appeal.

16.	A judgment obtained against the Government from a Jamaican court based upon a judgment of a foreign court meeting the requirements set forth above in paragraph 15, or obtained at first instance in a Jamaican Court, could only be enforced by an order of the Jamaican court directing the relevant official to comply with the judgment.

17.

The Government of Jamaica’s obligations under the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are commercial in nature and are subject to civil and commercial law. The execution, delivery and performance by the Government of Jamaica of each of the Underwriting Agreement and the Fiscal Agency Agreement and the issuance of the

Securities constitute private and commercial acts and the Government of Jamaica, having waived such sovereign immunity, has no right to claim immunity on the grounds of sovereignty from any legal proceedings, court jurisdiction, or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations, under the Underwriting Agreement, the Fiscal Agency Agreement and the Securities.

18.	The choice of New York law as the governing law of the Securities, the Underwriting Agreement and the Fiscal Agency Agreement will be given effect by the courts of Jamaica.

19.	In any proceedings taken in Jamaica for the enforcement of the provisions of the Securities, the Underwriting Agreement and the Fiscal Agency Agreement, the choice of New York law as governing law thereof will, under current law, be recognised and enforced.

20.	It is not necessary under the laws of Jamaica (a) in order to enable any person to exercise or enforce its rights under the Underwriting Agreement, the Fiscal Agency Agreement or the Securities or (b) by reason of any such person being or becoming a party to, or beneficiary of, the Underwriting Agreement, the Fiscal Agency Agreement or the holder of any Note or by reason of the performance of any person of its obligations thereunder or in respect thereof, that such person be licensed, qualified or otherwise entitled to carry on, or required to establish a place of business in Jamaica, nor will any such performance violate applicable law in Jamaica.

21.	None of the parties to the Underwriting Agreement, the Fiscal Agency Agreement or the holders of the Securities are or will be deemed resident, domiciled, carrying on business or subject to taxation in Jamaica solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement, the Fiscal Agency Agreement, the Securities or any document or instrument referred to therein.

22.	Nothing that came to the attention of the Office of the Attorney General of Jamaica has caused it to believe that the Registration Statement or the Prospectus as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.

EXHIBIT III

Opinion of Allen & Overy, U.S. Legal Advisors to the Issuer

1.	Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Government of Jamaica insofar as the laws of Jamaica are concerned, the Fiscal Agency Agreement constitutes a valid and legally binding obligation of the Government of Jamaica enforceable against the Government of Jamaica in accordance with its terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns.

2.	Assuming that the Securities have been duly authorized, executed, issued and delivered by the Government of Jamaica insofar as the laws of Jamaica are concerned, the Securities constitute valid and legally binding obligations of the Government of Jamaica enforceable against the Government of Jamaica in accordance with their terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns.

3.	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Government of Jamaica insofar as the laws of Jamaica are concerned, the Underwriting Agreement has been duly executed and delivered by the Government of Jamaica.

4.	Assuming the validity of such action under the laws of Jamaica, under the laws of the State of New York relating to submission of personal jurisdiction, the Government of Jamaica has validly and effectively submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, State of New York, and has validly and irrevocably appointed the Consul General of Jamaica in The City of New York as its authorized agent for the purposes described in Section 12 of the Underwriting Agreement.

5.	All regulatory consents, authorizations, approvals and filings, including, without limitation, those which have been made or obtained under the Securities Act, required to be obtained or made by the Government of Jamaica under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the Securities by the Government of Jamaica to the Underwriter have been obtained or made.

6.

The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (except, in each case, for the information of a statistical, accounting or financial nature included therein, as to which no view has been expressed), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and counsel has no reason to believe that on the date on which the Registration Statement became effective or the date the Registration Statement was last deemed amended the Registration Statement (except, in each case, for the information of a statistical, accounting or financial nature included therein, as to which no view has been expressed), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that

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the General Disclosure Package as of the Applicable Time or the Prospectus as of its date and on the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they we made, not misleading.

7.	The statements under the captions “Description of the Debt Securities”, “Taxation—United States Federal Income Tax Considerations” and “Underwriting” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

8.	The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor or pursuant to Section 8A of the Securities Act have been initiated or threatened by the Commission.

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EXHIBIT IV

Opinion of Jamaican Legal Advisor to Underwriter

1.	The Issuer has full power and authority to create and issue the Securities as contemplated in the Prospectus, to execute and deliver each of the Underwriting Agreement and the Fiscal Agency Agreement, to undertake and to perform the obligations to be incurred by it as provided therein, and to perform and observe the provisions therein.

2.	The creation and issue of the Securities and the execution, delivery and performance by the Issuer of the Underwriting Agreement and the Fiscal Agency Agreement have been duly authorised by all necessary actions and by all necessary legislative, executive, administrative and other governmental actions.

3.	The Securities to be sold by the Issuer pursuant to the Prospectus have been duly authorised by the Issuer and, when duly executed, authenticated and delivered by the Issuer against payment therefor, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of any applicable moratorium or other similar laws affecting creditors’ rights generally.

4.	Each of the Underwriting Agreement and the Fiscal Agency Agreement have been duly and validly authorised by the Issuer and, when duly executed and delivered, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with its terms, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of any applicable moratorium or other similar laws affecting creditors’ rights generally.

5.	There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Issuer, nor any provision of any contract, agreement or instrument known to us to which the Issuer or any Governmental Agency is a party or by which it is bound or in respect of indebtedness in relation to which it is a surety, which would be contravened or breached, or under which a default would arise or a moratorium in respect of any obligations of the Issuer be effected, as a result of the execution and delivery of the Underwriting Agreement or the Fiscal Agency Agreement, the creation and issue of the Securities as contemplated by the Underwriting Agreement and the Prospectus or as a result of the performance or observance by the Issuer of any of the terms of the Underwriting Agreement, and the Fiscal Agency Agreement or the Securities.

6.

No consent, approval (including exchange control approval), authorisation, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Jamaica is required for (a) the due execution, delivery and performance by the Issuer of the Underwriting Agreement and the Fiscal Agency Agreement, (b) the validity or enforceability against the Issuer of the Underwriting Agreement and the Fiscal Agency Agreement or any such document or instrument to be executed and delivered by it, or (c) the issue, sale, delivery or listing on the Stock Exchange of the Securities or for the consummation of the other transactions contemplated by the Underwriting Agreement and the Fiscal Agency Agreement, other than those referred to in Section 7(i) of the Underwriting Agreement.

7.	It is not necessary for the legality, validity, enforceability or admissibility of in evidence of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities that they be filed, recorded or enrolled with any court or authority in Jamaica or that a stamp, registration or similar tax in Jamaica be paid on in relation to them, nor will it be necessary for the Underwriter, the parties to the Fiscal Agency Agreement or the holders of the Securities to register themselves for the purpose of taking any legal or other measures to enforce the Underwriting Agreement, the Fiscal Agency Agreement or the Securities in Jamaica.

8.	The Underwriting Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of Jamaica for the enforcement thereof in Jamaica against the Issuer and contain no provision which is contrary to law or public policy in Jamaica or which is or would for any reason not be upheld by the courts of Jamaica.

9.	The Issuer’s obligations under the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are commercial in nature and are subject to civil and commercial law. The execution, delivery and performance by the Issuer of each of the Underwriting Agreement and the Fiscal Agency Agreement and the issuance of the Securities constitute private and commercial acts and not governmental or public acts and in Jamaica the Issuer has no right to claim immunity on the grounds of sovereignty from any legal proceedings, court jurisdiction, or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations, under the Underwriting Agreement, the Fiscal Agency Agreement and the Securities (subject to the matters specified in item 15 below). The waiver of immunity by the Issuer contained in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities, the consent by the Issuer to the jurisdiction of the courts specified in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities, and the selection of the laws of the State of New York as the governing law for each of the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are authorised, valid and legal acts of the Issuer, and the appointment of the Process Agent in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities is irrevocably binding on the Issuer.

10.	Each of the Underwriting Agreement and the Fiscal Agency Agreement and each payment obligation under each such Agreement are general, direct, unsecured and unconditional obligations of the Issuer.

11.	The Securities constitute general, direct, unsecured and unconditional obligations of the Issuer that will rank at least pari passu, without any preference among themselves, and will rank at least equally with all other payment obligations of the Issuer related to unsecured External Indebtedness (as defined in the Prospectus).

12.	There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican Governmental, revenue or taxing authority or agency on or by virtue of the issuance or delivery of the Securities, the execution, delivery or performance by the Issuer of the Underwriting Agreement and the Fiscal Agency Agreement, the enforcement thereof against the Issuer, or any payment to be made by the Issuer pursuant thereto that has not been effectively exempted or waived by the relevant Ministerial instruments referred to in Section 7(i) of the Underwriting Agreement, save and except that the interest and any other income paid under the Securities is taxable as income for residents of Jamaica who own or hold the Securities directly or indirectly or beneficially. The Issuer has obtained a total exemption from withholding tax (other than in respect of payments to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially) and stamp duty and the Minister of Finance and Planning has issued appropriate Orders under the Income Tax Act and Stamp Duty Act to such effect.

13.	The Issuer is authorised to issue the Securities under the Loan Act and the Loans (Canada, United States of America and Other Specified Countries) Act and the issuance of the Securities so far as known to us will not exceed the limitation contained in, or otherwise violate, the Loan Act. The certificate from the Minister of Finance and Planning or other authorised official of the Ministry of Finance and Planning to such effect is duly authorised by the Issuer.

14.	All statements in the Preliminary Prospectus and the Prospectus as amended or supplemented with respect to the laws of Jamaica are correct in all material respects and the information contained in the Preliminary Prospectus and the Prospectus (other than that included under “Plan of Distribution”) has, to the best of our knowledge and belief, been included on the authority of the Ministry of Finance and Planning, which is duly authorized to do so under the laws of Jamaica.

15.	If any judgment of a court outside Jamaica were rendered against the Issuer in connection with any action arising out of or relating to the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, such judgment could be sued upon in the courts of Jamaica as a valid cause of action; and in any such suit, the Jamaican courts would, if satisfied that:

(a)	the foreign court had competence by virtue of the submission of the Issuer to jurisdiction of that court at the time at which the action was brought;

(b)	such judgment was final and conclusive;

(c)	such judgment was for a fixed sum (including an award for damages);

(d)	such judgment was not contrary to public policy in Jamaica; and

(e)	such judgment was not obtained by fraud;

grant a judgment which would be enforceable against the Issuer in Jamaica subject to the limitations arising under the Crown Proceedings Act of Jamaica in relation to the manner of enforcement in Jamaica of a judgement against the Issuer) without any retrial or re-examination of the merits of the original action.

16.	Any judgment obtained in a court in Jamaica against the Issuer by the holder of any Securities or by any party to the Underwriting Agreement or the Fiscal Agency Agreement will be expressed in the currency in which the underlying obligation is denominated, provided that the claim comprising the cause of action on which judgment is obtained has been expressed in that currency.

17.	Under the laws of Jamaica, the Issuer would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of the courts of Jamaica in respect of any action arising out of, or relating to, its obligations under the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, and such courts would have jurisdiction in respect of such actions.

18.	All payments of interest by the Issuer in respect of the Securities, the Underwriting Agreement and the Fiscal Agency Agreement may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatsoever nature imposed, earned, collected, withheld or assessed by Jamaica or any political subdivision or authority or agency thereof or therein having power to tax, save and except that the interest and any other income paid under the Securities is taxable as income for residents of Jamaica who own or hold the Securities directly or indirectly or beneficially.

19.	The provisions of the Underwriting Agreement, the Fiscal Agency Agreement and the Securities as to the Payment of Additional Amounts in the event the Issuer is required by law to withhold or deduct any amount in respect of taxes, levies, duties or similar charges from any payment it may make thereunder, are each legal, valid, binding and enforceable under the laws of Jamaica.

20.	The choice of New York law as the governing law of the Securities, the Underwriting Agreement and the Fiscal Agency Agreement will be recognised and given effect by the courts of Jamaica.

21.	In any proceedings taken in Jamaica for the enforcement of the provisions of the Securities, the Underwriting Agreement and the Fiscal Agency Agreement, the choice of New York law as governing law thereof will, under current law, be recognised and enforced.

22.	It is not necessary under the laws of Jamaica (a) in order to enable any person to exercise or enforce its rights under the Underwriting Agreement, the Fiscal Agency Agreement or the Securities or (b) by reason of any such person being or becoming a party to, or beneficiary of, the Underwriting Agreement, the Fiscal Agency Agreement or the holder of any Note or by reason of the performance of any person of its obligations thereunder or in respect thereof, that such person be licensed, qualified or otherwise entitled to carry on, or required to establish a place of business in Jamaica, nor will any such performance violate applicable law in Jamaica.

23.	None of the parties to the Underwriting Agreement, the Fiscal Agency Agreement or the holders of the Securities are or will be deemed resident, domiciled, carrying on business or subject to taxation in Jamaica solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement, the Fiscal Agency Agreement, the Securities or any document or instrument referred to therein.